                                                                     Exhibit 3.2

                             AMENDED AND RESTATED
                                    BYLAWS

                                      OF

                          SOFTTEK TECHNOLOGIES INC.,
                           a California corporation

                               TABLE OF CONTENTS
                               -----------------

                                                                                            Page
                                                                                            ----
ARTICLE I          OFFICES                                                                     1
     Section 1.    Principal Executive Office                                                  1
     Section 2.    Other Offices                                                               1

ARTICLE II         SHAREHOLDERS                                                                1
     Section 1.    Place of Meetings                                                           1
     Section 2.    Annual Meetings                                                             1
     Section 3.    Special Meetings                                                            1
     Section 4.    Notice of Annual or Special Meeting                                         2
     Section 5.    Quorum                                                                      2
     Section 6.    Adjourned Meeting and Notice Thereof                                        2
     Section 7.    Voting                                                                      3
     Section 8.    Record Date                                                                 5
     Section 9.    Consent of Absentees                                                        5
     Section 10.   Action Without Meeting                                                      5
     Section 11.   Proxies                                                                     5
     Section 12.   Inspectors of Election                                                      6

ARTICLE III        DIRECTORS                                                                   6
     Section 1.    Powers                                                                      7
     Section 2.    Number of Directors                                                         7
     Section 3.    Election and Term of Office                                                 7
     Section 4.    Removal                                                                     7
     Section 5.    Vacancies                                                                   7
     Section 6.    Place of Meeting                                                            8
     Section 7.    Regular Meetings                                                            8
     Section 8.    Special Meetings                                                            9
     Section 9.    Quorum                                                                      9
     Section 10.   Participation in Meetings by Conference
                   Telephone                                                                   9
     Section 11.   Waiver of Notice                                                            9
     Section 12.   Adjournment                                                                 9
     Section 13.   Fees and Compensation                                                      10
     Section 14.   Action Without Meeting                                                     10
     Section 15.   Rights and Inspection                                                      10
     Section 16.   Committees                                                                 10

ARTICLE IV         OFFICERS                                                                   11
     Section 1.    Officers                                                                   11
     Section 2.    Election                                                                   11

     Section 3.    Subordinate Officers                                                       11
     Section 4.    Removal and Resignation                                                    11
     Section 5.    Vacancies                                                                  11
     Section 6.    Chairman of the Board                                                      11
     Section 7.    President                                                                  12
     Section 8.    Vice President                                                             12
     Section 9.    Secretary  12
     Section 10.   Chief Financial Officer                                                    12

ARTICLE V          OTHER PROVISIONS                                                           13
     Section 1.    Inspection of Corporate Records                                            13
     Section 2.    Inspection of Bylaws                                                       14
     Section 3.    Endorsement of Documents; Contracts                                        14
     Section 4.    Certificate of Stock                                                       14
     Section 5.    Representation of Shares of other Corporations                             15
     Section 6.    Stock Purchase Plans                                                       15
     Section 7.    Annual Report to Shareholders                                              15
     Section 8.    Construction and Definitions                                               15

ARTICLE VI         INDEMNIFICATION                                                            16
     Section 1.    Definitions                                                                16
     Section 2.    Indemnification in Action by Third Parties                                 16
     Section 3.    Indemnification in Actions by or in the Right of the Corporation           16
     Section 4.    Mandatory Indemnification Against Expenses                                 17
     Section 5.    Required Determinations                                                    17
     Section 6.    Advance of Expenses                                                        17
     Section 7.    Other Indemnification                                                      18
     Section 8.    Circumstances Where Indemnification Not Permitted                          18
     Section 9.    Insurance                                                                  18
     Section 10.   Nonapplicability to Fiduciary of Employee Benefit Plans                    18

ARTICLE VII        AMENDMENTS                                                                 18

                                    BYLAWS

                     Bylaws for the regulation, except as
                     otherwise provided by statute or its
                           Articles of Incorporation

                                      Of

                          SOFTTEK TECHNOLOGIES INC.,
                           a California corporation

                                   ARTICLE I
                                    OFFICES
                                    -------

     Section 1. Principal Executive Office. The principal executive office of
     --------------------------------------
the Corporation shall be located at 30555 Trabuco Canyon Road, Suite 100, Trabuco Canyon, CA 92678. The Board of Directors (herein called the "Board") is granted full power and authority to change said principal executive office from one location to another.

     Section 2. Other Offices. Branch or subordinate offices may be established
     -------------------------
at any time by the Board at any place or places.

                                  ARTICLE II
                                 SHAREHOLDERS

     Section 1.  Place of Meetings. Meetings of shareholders shall be held
     ------------------------------
either at the principal executive office of the Corporation or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

     Section 2. Annual Meetings. The annual meetings of the shareholders shall
     ---------------------------
be held on such date and at such time as may be fixed by the Board. At such meetings, Directors shall be elected and any other proper business may be transacted.

     Section 3. Special Meetings.  Special meetings of the shareholders may be
     ---------------------------
called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that, a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

     Section 4. Notice of Annual or Special Meeting. Written notice of each
     -----------------------------------------------
annual or special meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected. shall include the names of nominees intended at the time of the notice to be presented by management for election.

     Notice of a shareholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person given the notice by electronic means, to the recipient.

     Section 5. Quorum. A majority of the shares entitled to vote, represented
     ------------------
in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 6. Adjourned Meeting and Notice Thereof. Any shareholders' meeting,
     ------------------------------------------------
whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

     It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 7. Voting. The shareholders entitled to notice of any meeting or to
     ------------------
vote at any such meeting shall be only persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article.

     Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

          (a) Subject to clause (g), shares held by an administrator ' executor, guardian ' conservator or custodian may be voted by such holder either in person or by proxy., without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

          (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

          (c) Subject to the provisions of Section 705 of the California General Corporation, Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledge shall be entitled to vote the shares so transferred.

          (d) Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Corporation.

          (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board., president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

          (f) Shares of the Corporation owned by any subsidiary shall not be entitled to vote on any matter.

          (g) Shares held by the Corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares.

          (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) -have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

               (i)   If only one votes, such act binds all;

               (ii) If more than one vote, the act of the majority so voting binds all;

               (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

     If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at a meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

     Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

     In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

     Section 8. Record Date. The Board may fix, in advance, a record date for
     -----------------------
the determination of the shareholders entitled to notice of any meeting to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to the exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the next business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this
Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Section 9. Consent of Absentees. The transactions of any meeting of
     --------------------------------
shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in Section 601(f) of the California General Corporation Law.

     Section 10. Action Without Meeting.  Subject to Section 603 of the
     -----------------------------------
California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent shall be the day on which the first written consent is given.

     Section 11. Proxies. Every person entitled to vote shares has the right to
     --------------------
do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. ' Every proxy duly executed shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

     Section 12. Inspectors of Election. In advance of any meeting of
     ----------------------------------
shareholders, the Board may appoint any persons, other than nominees for office inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

     The duties of such inspectors shall be as prescribed by Section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

                                  ARTICLE III
                                   DIRECTORS
                                   ---------

     Section 1. Powers. Subject to limitations of the Articles of Incorporation,
     ------------------
of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

          (a) To select and remove all the other officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with applicable law, with the Articles of the Corporation or these Bylaws, fix their compensation and require from them security for faithful service.

          (b) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with applicable law, or with the Articles of the Corporation or these Bylaws, as they may deem best.

          (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

          (d) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities thereof.

     Section 2. Number of Directors. The authorized number of directors shall
     -------------------------------
be, until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders/ such number as may from time to time be authorized by resolution of the Board of Directors or the Shareholders, provided that such number shall not be less than three (3) nor more than five (5).

     Section 3. Election and Term of Office. The directors shall be elected at
     ---------------------------------------
each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat ' the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

     Section 4. Removal. Any director may be removed, either with or without
     -------------------
cause, by a vote of a majority of the outstanding shares entitled to vote.

     Section 5. Vacancies. Any director may resign effective upon giving written
     ----------------------
notice to the Chairman of the Board, the President, Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

     Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

     A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 6. Place of Meeting. Regular or special meetings of the Board shall
     ----------------------------
be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation.

     Section 7. Regular Meetings. Immediately following each annual meeting of
     ----------------------------
shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Call and notice of all such regular meetings of the Board of Directors is hereby dispensed with. Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board, and shall be subject to the notice requirements set forth in Section 7 hereof.

     Section 8. Special Meetings. Special meetings of the Board for any purpose
     ----------------------------
or purposes may be called at any time by the Chairman of the Board, the President or the Secretary or by any two directors.

     Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone, telegraph, telecopier, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier f -or transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated in person or by telephone or wireless, to the recipient or to a person at the office or residence of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 9. Quorum. One third of the authorized number of directors or two
     ------------------
directors, whichever is larger, constitutes a quorum of the Board for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 10. Participation in Meetings by Conference Telephone. Members of
     -------------------------------------------------------------
the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 11. Waiver of Notice. The transactions of any meeting of the Board,
     -----------------------------
however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such a meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. Adiournment. A majority of the directors present, whether or
     ------------------------
not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 13. Fees and Compensation. Directors and members of committees may
     ----------------------------------
receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

     Section 14. Action Without Meeting. Any action required or permitted to be
     -----------------------------------
taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with minutes of the proceedings of the Board.

     Section 15. Rights and Inspection. Every director shall have the absolute
     ----------------------------------
right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

     Section 16. Committees. The Board may appoint one or more committees, each
     -----------------------
consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

          (i) The approval of any action for which the California General Corporation Law also requires shareholders' approval of the outstanding shares.

          (ii) The filling of vacancies on the Board or in any committee;

          (iii) The fixing of compensation of the directors for serving on the Board or on any committee;

          (iv) The amendment or repeal of Bylaws or the adoption of new Bylaws;

          (v) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repeatable;

          (vi) A distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

          (vii) The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the
                                     -10-
absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                  ARTICLE IV
                                   OFFICERS
                                   --------

     Section 1. Officers. The officers of the Corporation shall be a President,
     --------------------
a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

     Section-2. Election. The officers of the Corporation, except such officers
     --------------------
as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

     Section-3. Subordinate Officers. The Board may elect, and may empower the
     --------------------------------
President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. Removal and Resignation. Any officer may be removed, either with
     ------------------------------------
or without cause, by the Board of Directors at any time or, except in the case of an officer chosen by the Board by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment.

     Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy in any office because of death,
     ----------------------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

     Section 6. The Chairman of the Board, if there shall be such an officer,
     ------------------------------------
shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

     Section 7. President. Subject to such powers, if any, as may be given by
     ---------------------
the Board to the Chairman of the Board! if there be such an officer, the President is the general manager and chief executive officer of the Corporation and has, subject to the control of the Board general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 8. Vice President. In the absence or disability of the President,
     --------------------------
the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President. designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

     Section 9. Secretary. The Secretary shall keep or cause to be kept, at the
     ---------------------
principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices or business office in accordance with Section 213 of the California General Corporation Law.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of - every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all' meetings of the shareholders of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. Chief Financial Officer. The Chief Financial Officer is the
     ------------------------------------
chief financial officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions entered into as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE V
                               OTHER PROVISIONS
                               ----------------

Section 1. Inspection of Corporate Records.
-------------------------------------------

     (a) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation shall have an absolute right to do either or both of the following:

          (i) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days, prior written demand upon the Corporation; or

          (ii) Obtain from the transfer agent, if any, for the Corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request) , a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

     (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

     (c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.

     (d) Any inspection and copying under this Article ma be made in person or by agent or attorney.

     Section 2. Inspection of Bylaws. The Corporation shall keep in its
     --------------------------------
principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times, during office hours. If the principal executive office of the Corporation is located outside the State of California and the Corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

     Section 3. Endorsement of Documents; Contracts. Subject to the provisions
     -----------------------------------------------
of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereof executed or entered into between the Corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Financial Officer of the Corporation shall be valid and binding on the Corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by another person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to -render it liable for any purpose or amount.

     Section 4. Certificates of Stock. Every holder of shares of the Corporation
     ----------------------------------
shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, it any certificate for shares is alleged to have been
                                     -14-
lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the Corporation may require that the Corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

     Section 5. Representation of Shares of other Corporations. The President or
     ---------------------------------------------------------
any other officer or officers authorized by the Board or the President are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

     Section 6. Stock Purchase Plans. The Corporation may adopt and carry out a
     --------------------------------
stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

     Section 7. Annual Report to Shareholders. The annual report to shareholders
     -----------------------------------------
referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 8. Construction and Definitions. Unless the context otherwise
     ----------------------------------------
requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

                                  ARTICLE VI
                                INDEMNIFICATION
                                ---------------

     Section 1. Definitions. For the purposes of this Article, "agent" means any
     -----------------------
person who is or was a director officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative and "expenses" includes without limitation attorneys, fees and any expenses of establishing a right to indemnification under Sections 4 or 5(d).

     Section 2. Indemnification in Actions by Third Parties. The Corporation
     -------------------------------------------------------
shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3. Indemnification in Actions by or in the Right of the
     ---------------------------------------------------------------
Corporation. The Corporation shall have the power to indemnify any person who
------------
was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, provided that no such person shall be indemnified for acts omissions or transactions for which California Corporations Code Section 204 (a) (10) disallows eliminating or limiting the personal liability of a director. No indemnification shall be made under this Section 3 for any of the following:

     (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

     (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

(c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 4. Mandatory Indemnification Against Expenses. To the extent that
     ------------------------------------------------------
an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5. Required Determinations. Except as provided in Section 4, any
     -----------------------------------
indemnification under this Article shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3, by any of the following:

     (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

     (b) If a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

     (c) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

     (d) The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Corporation.

     Section 6. Advance of Expenses. Expenses incurred in defending any
     -------------------------------
proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     Section 7. Other Indemnification. The indemnification provided by this
     ---------------------------------
section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of this corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     Section 8. Circumstances Where Indemnification Not Permitted. No
     ------------------------------------------------------------
indemnification or advance shall be made under this Article, except as provided in Sections 4 or 5 (d), in any circumstance where it appears:

     (a) That it would be inconsistent with a provision of the Articles, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9. Insurance. The Corporation shall have power to purchase and
     ---------------------
maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

     Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This
     ----------------------------------------------------------------------
Article does not apply to a proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in Section 1 of the employer Corporation. The Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

                                  ARTICLE VII
                                  AMENDMENTS
                                  ----------

     These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares.

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